Exhibit 99.1

VISHAY REPORTS RESULTS FOR FIRST QUARTER 2022

•	Revenues Q1 of $854 million.
•	Gross margin Q1 of 30.3%.
•	Operating margin Q1 of 17.1%.
•	EPS Q1 of $0.71.
•	Free Cash for the trailing 12 months of $209 million.
•	Total Stockholder Return Q1 of $24.4 million--$14.5 million of dividend payments and $9.9 million of stock repurchases
•	Guidance Q2 2022 for revenues of $830 to $870 million and at a gross margin of 28.1% plus/minus 50 basis points at Q1 exchange rates.

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter ended April 2, 2022.

Revenues for the fiscal quarter ended April 2, 2022 were $853.8 million, compared to $843.1 million for the fiscal quarter ended December 31, 2021, and $764.6 million for the fiscal quarter ended April 3, 2021.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended April 2, 2022 were $103.6 million, or $0.71 per diluted share, compared to $36.5 million, or $0.25 per diluted share for the fiscal quarter ended December 31, 2021, and $71.4 million, or $0.49 per diluted share for the fiscal quarter ended April 3, 2021.

As summarized on the attached reconciliation schedule, the prior periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these unusual tax items, were $0.71, $0.62, and $0.46 for the fiscal quarters ended April 2, 2022, December 31, 2021, and April 3, 2022, respectively.

Commenting on results for the first quarter 2022, Dr. Gerald Paul, President and Chief Executive Officer stated, “Revenues came in at the high end of our guidance. Despite ongoing increases in transportation costs, metal prices and higher general inflation, Vishay achieved contribution margins at the higher end of the historical range, supported by continued price increases and positive singularities. In the coming quarters we anticipate to continue to reach historical levels.”

Dr. Paul continued, “All regions and major end markets remain strong. There is no decline visible at this point in time. The supply chain remains lean. Sales of Vishay’s products to end customers by our distribution partners increased again to all-time highs in all regions while inventories of our products at distribution partners stayed flat. For the year we anticipate solid generation of free cash despite capital expenditures running at higher levels than in past years.”

Commenting on the outlook Dr. Paul stated, “Taking into account production challenges related to COVID lock-downs in Shanghai in April, we guide for the second quarter 2022 for revenues in the range of $830 to $870 million at a gross margin of 28.1% plus/minus 50 basis points, assuming the same exchange rates versus the dollar as in the first quarter.”

A conference call to discuss Vishay’s first quarter financial results is scheduled for Tuesday, May 3, 2022 at 9:00 a.m. ET. The dial-in number for the conference call is 877-407-0989 (+1 201-389-0921, if calling from outside the United States) and the access code is 13728314.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, May 3, 2022 through 11:59 p.m. ET on Tuesday, May 17, 2022. The telephone number for the replay is +1 877-660-6853 (+1 201-612-7415, if calling from outside the United States or Canada) and the access code is 13728314.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues, margins, product pricing, product demand, anticipated areas of growth, market segment performance, capital expenditures, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “guide,” “will,” “expect,” “anticipate,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 2, 2022	December 31, 2021	April 3, 2021

Net revenues	$853,793	$843,072	$764,632
Costs of products sold	594,685	613,116	561,683
Gross profit	259,108	229,956	202,949
Gross margin	30.3%	27.3%	26.5%

Selling, general, and administrative expenses	112,855	108,311	105,685
Operating income	146,253	121,645	97,264
Operating margin	17.1%	14.4%	12.7%

Other income (expense):
Interest expense	(4,222)	(4,292)	(4,376)
Other	(5,751)	(3,495)	(5,731)
Total other income (expense) - net	(9,973)	(7,787)	(10,107)

Income before taxes	136,280	113,858	87,157

Income tax expense	32,330	77,027	15,514

Net earnings	103,950	36,831	71,643

Less: net earnings attributable to noncontrolling interests	377	308	208

Net earnings attributable to Vishay stockholders	$103,573	$36,523	$71,435

Basic earnings per share attributable to Vishay stockholders	$0.71	$0.25	$0.49

Diluted earnings per share attributable to Vishay stockholders	$0.71	$0.25	$0.49

Weighted average shares outstanding - basic	145,053	145,019	144,968

Weighted average shares outstanding - diluted	145,553	145,617	145,463

Cash dividends per share	$0.100	$0.100	$0.095

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	April 2, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$789,248	$774,108
Short-term investments	96,561	146,743
Accounts receivable, net	418,288	396,458
Inventories:
Finished goods	159,909	147,293
Work in process	251,722	226,496
Raw materials	191,256	162,711
Total inventories	602,887	536,500

Prepaid expenses and other current assets	163,227	156,689
Total current assets	2,070,211	2,010,498

Property and equipment, at cost:
Land	74,237	74,646
Buildings and improvements	642,097	639,879
Machinery and equipment	2,775,615	2,758,262
Construction in progress	129,268	145,828
Allowance for depreciation	(2,650,810)	(2,639,136)
	970,407	979,479

Right of use assets	114,094	117,635
Deferred income taxes	93,497	95,037
Goodwill	165,032	165,269
Other intangible assets, net	65,546	67,714
Other assets	101,382	107,625
Total assets	$3,580,169	$3,543,257

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	April 2, 2022	December 31, 2021
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$235,755	$254,049
Payroll and related expenses	156,012	162,694
Lease liabilities	23,080	23,392
Other accrued expenses	210,531	218,089
Income taxes	51,005	35,443
Total current liabilities	676,383	693,667

Long-term debt less current portion	456,484	455,666
U.S. transition tax payable	110,681	110,681
Deferred income taxes	71,435	69,003
Long-term lease liabilities	96,272	99,987
Other liabilities	93,261	95,861
Accrued pension and other postretirement costs	259,531	271,672
Total liabilities	1,764,047	1,796,537

Equity:
Vishay stockholders' equity
Common stock	13,290	13,271
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,349,552	1,347,830
Retained earnings	490,776	401,694
Treasury stock (at cost)	(9,873)	-
Accumulated other comprehensive income (loss)	(32,177)	(20,252)
Total Vishay stockholders' equity	1,812,778	1,743,753
Noncontrolling interests	3,344	2,967
Total equity	1,816,122	1,746,720
Total liabilities and equity	$3,580,169	$3,543,257

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	April 2, 2022	April 3, 2021

Operating activities
Net earnings	$103,950	$71,643
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	40,650	42,146
(Gain) loss on disposal of property and equipment	(59)	(177)
Inventory write-offs for obsolescence	5,825	4,784
Deferred income taxes	2,347	901
Other	8,816	5,728
Changes in operating assets and liabilities	(127,944)	(67,703)
Net cash provided by operating activities	33,585	57,322

Investing activities
Purchase of property and equipment	(35,909)	(28,527)
Proceeds from sale of property and equipment	72	200
Purchase of short-term investments	(7,753)	(12,853)
Maturity of short-term investments	56,674	29,519
Other investing activities	(199)	347
Net cash provided by (used in) investing activities	12,885	(11,314)

Financing activities
Repurchase of convertible debt instruments	-	(300)
Dividends paid to common stockholders	(13,259)	(12,608)
Dividends paid to Class B common stockholders	(1,210)	(1,149)
Repurchase of common stock held in treasury	(9,873)	-
Cash withholding taxes paid when shares withheld for vested equity awards	(2,123)	(1,963)
Net cash used in financing activities	(26,465)	(16,020)
Effect of exchange rate changes on cash and cash equivalents	(4,865)	(6,015)

Net increase in cash and cash equivalents	15,140	23,973

Cash and cash equivalents at beginning of period	774,108	619,874
Cash and cash equivalents at end of period	$789,248	$643,847

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	April 2, 2022	December 31, 2021	April 3, 2021

GAAP net earnings attributable to Vishay stockholders	$103,573	$36,523	$71,435

Reconciling items affecting tax expense (benefit):
Changes in tax laws and regulations	$-	$53,316	$(4,395)

Adjusted net earnings	$103,573	$89,839	$67,040

Adjusted weighted average diluted shares outstanding	145,553	145,617	145,463

Adjusted earnings per diluted share	$0.71	$0.62	$0.46

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 2, 2022	December 31, 2021	April 3, 2021
Net cash provided by operating activities	$33,585	$146,652	$57,322
Proceeds from sale of property and equipment	72	60	200
Less: Capital expenditures	(35,909)	(100,216)	(28,527)
Free cash	$(2,252)	$46,496	$28,995

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 2, 2022	December 31, 2021	April 3, 2021

GAAP net earnings attributable to Vishay stockholders	$103,573	$36,523	$71,435
Net earnings attributable to noncontrolling interests	377	308	208
Net earnings	$103,950	$36,831	$71,643

Interest expense	$4,222	$4,292	$4,376
Interest income	(560)	(362)	(287)
Income taxes	32,330	77,027	15,514
Depreciation and amortization	40,650	41,942	42,146
EBITDA	$180,592	$159,730	$133,392

Reconciling items	$-	$-	$-

Adjusted EBITDA	$180,592	$159,730	$133,392

Adjusted EBITDA margin**	21.2%	18.9%	17.4%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300